Exhibit 99.1

NEWS RELEASE
One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.thegeogroupinc.com
CR-06-17
THE GEO GROUP, INC. REPORTS FIRST QUARTER 2006 RESULTS
AND INCREASES 2006 YEAR-END GUIDANCE BY $0.25 EPS
•	Achieved Income from Continuing Operations of $4.7 Million — $0.46 EPS

•	Achieved Pro-Forma Income from Continuing Operations of $4.9 Million — $0.48 EPS

•	Increases Year-End Guidance by $0.25 EPS to Pro Forma Range of $2.10 to $2.20 EPS
Boca Raton, Fla. – May 4, 2006 — The GEO Group, Inc. (NYSE: GGI) (“GEO”) today reported first quarter 2006 GAAP earnings of $4.6 million, or $0.45 per share, based on 10.0 million diluted weighted average shares outstanding, including an after-tax loss of $0.1 million, or $0.01 per share, from discontinued operations, compared with $2.9 million, or $0.29 per share, based on 10.0 million diluted weighted average shares outstanding, including an after-tax gain of $0.5 million, or $0.05 per share, from discontinued operations, in the first quarter of 2005.
Excluding after-tax start-up expenses of $0.2 million, or $0.02 per share, related to the activation of GEO’s new contract in the State of Indiana for the management of the 2,416-bed New Castle Correctional Facility, first quarter 2006 pro forma income from continuing operations was $4.9 million, or $0.48 per share, compared with income from continuing operations of $2.4 million, or $0.24 per share for the first quarter of 2005.
Reconciliation of Pro Forma Income from Continuing Operations to GAAP Income from Continuing Operations

(In thousands except per share data)	13 Weeks	13 Weeks
	Ended	Ended
	2-Apr-06	3-Apr-05
Income from Continuing Operations	$4,674	$2,391
Start-Up Expenses	211	—

Pro Forma Income from Continuing Operations	$4,885	$2,391

Diluted Earnings Per Share
Income from Continuing Operations	$0.46	$0.24
Start-Up Expenses	0.02	—

Diluted Pro Forma Earnings Per Share	$0.48	$0.24

Revenue
GEO reported first quarter 2006 revenue of $185.9 million compared with $148.3 million in the first quarter of 2006.
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Contact: Pablo E. Paez Director, Corporate Relations	(866) 301 4436

NEWS RELEASE
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are very pleased with our strong operational and financial performance in the first quarter of the year. The successful integration of our acquisition of Correctional Services Corporation along with higher occupancy levels at our existing facilities has positioned us to achieve further growth in 2006. In addition, we believe that we have the strongest organic growth pipeline in our industry with seven projects totaling more than 4,500 beds under development which are expected to add more than $84 million in operating revenues between mid-2006 and late-2007. We also remain optimistic of our new business development prospects in our three business units of U.S. Corrections, International Corrections, and GEO Care’s residential treatment services.”
Financial Guidance
GEO is raising its previously-issued revenue guidance for 2006 to a range of $760 million to $775 million and its previously issued earnings guidance for 2006 to a pro forma range of $2.10 to $2.20 per share with the following quarterly detail.
2006 Revenue Guidance (In Millions)

	1Q 2006	2Q 2006	3Q 2006	4Q 2006	FY 2006
Previously Issued Guidance (March 31, 2006)	$184-$188	$181-$185	$181-$185	$185-$189	$731-$747

Revised Guidance (May 4, 2006)	$185.9A	$185-$190	$194-$199	$195-$200	$760-$775

2006 Earnings Per Share

	1Q 2006	2Q 2006	3Q 2006	4Q 2006	FY 2006
Previously Issued Guidance (March 31, 2006)	$0.39-$0.41	$0.43-$0.45	$0.53-$0.55	$0.50-$0.54	$1.85-$1.95
Revised GAAP Projection	$0.45A	$0.41-$0.43	$0.56-$0.60	$0.53-$0.57	$1.95-$2.05
Projected After-Tax Start-Up
Expenses/Discontinued Operations	$0.03A	$0.03	$0.04	$0.05	$0.15

Revised Pro Forma Guidance (May 4, 2006)	$0.48A	$0.44-$0.46	$0.60-$0.64	$0.58-$0.62	$2.10-$2.20

GEO’s second quarter pro forma earnings guidance excludes $0.03 per share in projected after-tax start-up expenses related primarily to the activation of GEO’s new contract in the United Kingdom for the management of the 198-bed Campsfield House Immigration Centre and secondarily to the acceleration of start-up costs for the 600-bed expansion of GEO’s 1,918-bed Lawton Correctional Facility in Oklahoma, both of which were not included in GEO’s previously issued guidance for the second quarter. GEO’s third and fourth quarter pro forma earnings guidance excludes $0.04 per share and $0.05 per share respectively in projected after-tax start-up expenses related to the acceleration of start-up costs associated with the construction of GEO’s 1,000-bed Sex Offender Facility in Florence, Arizona, which GEO had previously projected for early 2007.
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Contact: Pablo E. Paez Director, Corporate Relations	(866) 301 4436

NEWS RELEASE
GEO is raising its previously issued Adjusted EBITDA and EBITDAR guidance for 2006. GEO estimates year-end 2006 Adjusted EBITDA to be in the range of $78 million to $82 million and year-end 2006 EBITDAR to be in the range of $102 million to $106 million. GEO is raising its previously issued Adjusted Free Cash Flow guidance for 2006 to a range of $48 million to $52 million.
Pro Forma Income from Continuing Operations, Adjusted EBITDA, EBITDAR, and Adjusted Free Cash Flow are non-GAAP financial measures. Pro Forma Income from Continuing Operations is defined as Income from Continuing Operations excluding Start-Up Expenses. Adjusted EBITDA is defined as EBITDA excluding Start-Up Expenses. EBITDAR is defined as Adjusted EBITDA including Lease Rental Expense. Adjusted Free Cash Flow is defined as Income from Continuing Operations after giving effect to the items set forth in the Reconciliation Table in the Financial Tables Section of this press release. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included in the Financial Tables Section of this press release. GEO believes that these financial measures are important operating measures that supplement discussion and analysis of GEO’s financial results derived in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with GEO’s consolidated financial statements and related notes included in GEO’s filings with the Securities and Exchange Commission.
Update on REIT Relationship
GEO will provide an update on the restructuring of its relationship with CentraCore Properties Trust (NYSE:CPV) on GEO’s first quarter 2006 earnings conference call.
Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 11:00 AM (Eastern Time) on Friday, May 5, 2006 to discuss GEO’s first quarter 2006 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-800-561-2693 and the international call-in number is 1-617-614-3523. The participant pass-code for the conference call is 16095234. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until June 5, 2006 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 76215620. GEO will discuss Non-GAAP (“Pro Forma”) basis information on the conference call. A reconciliation from Non-GAAP (“Pro Forma”) basis information to GAAP basis results may be found on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com.
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Contact: Pablo E. Paez Director, Corporate Relations	(866) 301 4436

NEWS RELEASE
About The GEO Group, Inc.
The GEO Group, Inc. (“GEO”) is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, Canada, and the United Kingdom. GEO’s worldwide operations include 61 correctional and residential treatment facilities with a total design capacity of approximately 49,000 beds.
Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2006 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.
First quarter financial tables to follow:

Contact: Pablo E. Paez Director, Corporate Relations	(866) 301 4436

NEWS RELEASE
The GEO Group, Inc.
Consolidated Statements of Operations
For the thirteen weeks ended April 2, 2006
and the thirteen weeks ended April 3, 2005
(In thousands except per share data)

	13 Weeks	13 Weeks
	Ended	Ended
	April 2, 2006	April 3, 2005
Revenues	$185,881	$148,255
Operating Expenses	153,746	125,813
Depreciation and Amortization	5,664	3,668
General and Administrative Expenses	14,009	11,401

Operating Income	12,462	7,373

Interest Income	2,216	2,330
Interest Expense	(7,579)	(5,454)
Income before income taxes, minority interest, equity in income of affiliate, and discontinued operations	7,099	4,249
Provision for Income Taxes	2,693	1,723
Minority interest	(9)	(184)
Equity in earnings of affiliate, net of income tax	277	49

Income from Continuing Operations	4,674	2,391
Income (loss) from Discontinued Operations, net of tax	(118)	505

Net Income (loss)	$4,556	$2,896

Basic EPS
Income from Continuing Operations	$0.48	$0.25
Income (loss) from Discontinued Operations	(0.01)	0.05

Earnings per share — Basic	$0.47	$0.30

Basic Weighted Average Shares Outstanding

	9,700	9,525
Diluted EPS
Income from Continuing Operations	$0.46	$0.24
Income (loss) from Discontinued Operations	(0.01)	0.05

Earnings per share — Diluted	$0.45	$0.29

Diluted Weighted Average Shares Outstanding	10,034	10,002
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Contact: Pablo E. Paez Director, Corporate Relations	(866) 301 4436

NEWS RELEASE
The GEO Group, Inc.
Operating Data

	13 Weeks	13 Weeks
	Ended	Ended
	April 2, 2006	April 3, 2005
*Revenue-producing beds	44,553	34,813
*Compensated man-days	3,929,744	3,125,505
*Average occupancy[1]	100.5%	99.0%

*	Includes South Africa

[1]	Does not include GEO’s idle facilities.
The GEO Group, Inc.
Consolidated Balance Sheets
April 2, 2006 and January 1, 2006
(In thousands)

	April 2, 2006	January 1, 2006
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$56,169	$57,094
Restricted Cash	10,633	8,882
Accounts receivable, less allowance for doubtful accounts of $224 and $224	137,468	127,612
Deferred income tax asset	19,756	19,755
Other current assets	12,366	15,826
Current assets of discontinued operations	6	123

Total current assets	236,398	229,292

Restricted cash	20,317	17,484
Property and equipment, net	287,145	282,236
Assets held for sale	1,265	5,000
Direct finance lease receivable	37,394	38,492
Goodwill and other intangible assets, net	56,780	52,127
Other non current assets	14,680	14,880

	$653,979	$639,511

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,761	$27,762
Accrued payroll and related taxes	30,204	26,985
Accrued expenses	64,028	70,177
Current portion of deferred revenue	1,810	1,894
Current portion of long-term debt and non-recourse debt	12,399	8,441
Current liabilities of discontinued operations	1,216	1,260

Total current liabilities	149,418	136,519

Deferred revenue	2,899	3,267
Deferred tax liability	2,121	2,085
Minority interest	1,325	1,840
Other non current liabilities	21,268	19,601
Capital Leases	17,262	17,072
Long-term debt	217,992	219,254
Non-recourse debt	126,245	131,279
Total shareholders’ equity	115,449	108,594

	$653,979	$639,511

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Contact: Pablo E. Paez Director, Corporate Relations	(866) 301 4436

NEWS RELEASE
Adjusted EBITDA and EBITDAR
First quarter 2006 EBITDA excluding Start-Up Expenses (“Adjusted EBITDA”) was $18.7 million compared with $10.9 million for the first quarter of 2005. Adjusted EBITDA including Lease Rental Expense (“EBITDAR”) for the first quarter of 2006 was $24.8 million compared with $16.7 million for the first quarter of 2005.
Reconciliation from Adjusted EBITDA and EBITDAR to GAAP Net Income
(In thousands)

	1Q 2006	1Q 2005
Net Income	$4,556	$2,896
Discontinued Operations	118	(505)
Interest Expense, Net	5,363	3,124
Income Tax Provision	2,693	1,723
Depreciation and Amortization	5,664	3,668

Adjustments, Pre-tax
Start-Up Expenses	340	—

Adjusted EBITDA	$18,734	$10,906

Lease Rental Expense	6,048	5,832

EBITDAR	$24,782	$16,738

Adjusted Free Cash Flow
Adjusted Free Cash Flow, defined as Income from Continuing Operations after giving effect to the items set forth in the table immediately below (“Adjusted Free Cash Flow”), for the first quarter of 2006 was $13.0 million compared with $6.1 million for the first quarter of 2005.
Reconciliation of Adjusted Free Cash Flow to GAAP Income from Continuing Operations
(In thousands)

	1Q 2006	1Q 2005
Income from Continuing Operations	$4,674	$2,391
Depreciation and Amortization	5,664	3,668
Income Tax Provision	2,693	1,723
Income Taxes Paid	(272)	(90)
Stock Based Compensation Included in G&A	177	—
Maintenance Capital Expenditures	(1,723)	(1,841)
Equity in Earnings of Affiliates, Net of Income Tax	(277)	(49)
Dividends from Equity Affiliates	1,812	—
Minority Interest	9	184
Amortization of Debt Costs and Other Non-Cash Interest	281	79

Adjusted Free Cash Flow	13,038	6,065

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Contact: Pablo E. Paez Director, Corporate Relations	(866) 301 4436